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                                                                   EXHIBIT 10.37

                                  AMENDMENT TO

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

     This Amendment to Change of Control Severance Agreement (the "Amendment") is made and entered into by and between Arthur W. Beckman (the "Executive") and Indus International, Inc., a Delaware Corporation (the "Company"), effective as of February 1, 2006 (the "Effective Date").

                                    RECITALS

     1. The Company and Executive have entered into a Change of Control Severance Agreement (the "Agreement") with an effective date of May 5, 2005;

     2. The Board, acting through its Compensation Committee, has determined that it is in the best interests of the Company and its stockholders to offer the Executive this Amendment;

                                    AMENDMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and the continued employment of Executive by the Company, the parties agree as follows:

     1. Amended and Restated Section 3 (a). Section 3(a) is hereby amended and restated to read as follows:

          "(a) Involuntary Termination Following a Change of Control. If within twenty-four (24) months following a Change of Control (A) the Executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for "Good Reason" (as defined herein) or the Company (or any parent or subsidiary of the Company) terminates the Executive's employment for other than "Cause" (as defined herein), and (B) the Executive signs the Company's standard separation agreement and release of claims with the Company, then the Executive shall be entitled to receive the following severance benefits from the Company: (i) a lump sum amount equal to one (1) times the sum of (x) Executive's then-current base salary plus (y) a payment equal to Executive's annual bonus target for the performance year in which the Change in Control occurs, or if such amount is not determinable, Executive's annual bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, for the most recently completed fiscal year; and (ii) reimbursement for full COBRA (for the Executive and any of Executive's dependents that Executive had elected to cover by Company's benefit plans during Executive's employment at the Company) expenses for the earlier of eighteen (18) months or until Executive receives health, medical and/or dental benefits, respectively, from a new employer. In addition, Executive's outstanding options to purchase shares of the Company's Common Stock (the "Options") and unvested restricted shares of the Company's Common Stock (the "Restricted Stock") shall immediately vest and, in the case of Options, become exercisable. In all other respects the Options and Restricted Stock shall continue to be bound by and subject to the terms of their respective agreements."

     2. New Section 3 (g). The following Section 3(g) is hereby added to the
Agreement:

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          "(g) Termination in Anticipation of a Change of Control. If a Change
of Control occurs, and if Executive's employment with the Company is terminated by the Executive for Good Reason or by the Company (or any parent or subsidiary of the Company) for other than Cause within six (6) months prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or
(ii) otherwise arose in connection with or in anticipation of a Change of Control, then for purposes of this Section 3, such termination of employment shall be deemed to have occurred immediately following the Change of Control and Executive shall be entitled to the benefits described in Section 3(a)."

     3. Miscellaneous Provisions.

          (a) Definitions; Integration. A capitalized terms not otherwise defined herein shall have the meaning given such term in the Agreement. This Amendment, together with the Agreement, constitutes the entire understanding of the parties as regards to the subject matter hereof and cannot be modified except by further written agreement of the parties.

          (b) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

                                        COMPANY


                                        By: /s/ Gregory J. Dukat
                                            ------------------------------------
                                        Title: President and Chief Executive
                                               Officer
                                        Date: 3/6/2006


                                        EXECUTIVE


                                        By: /s/ Arthur W. Beckman
                                            ------------------------------------
                                        Title: Executive Vice President and
                                               Chief Technology Officer
                                        Date: 3/6/2006


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